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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








        We consent to the incorporation by reference in Registration Statement No. 33-55687 of First Commonwealth Financial Corporation on Form S-8 of our report dated February 17, 1999, appearing in this Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 1998.


/S/Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 30, 1999